As filed with the Securities and Exchange Commission on September 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JUNO THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	46-3656275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Dexter Avenue North, Suite 1200

Seattle, Washington 98109

(206) 582-1600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hans E. Bishop

President and Chief Executive Officer

400 Dexter Avenue North, Suite 1200

Seattle, Washington 98109

(206) 582-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Michael Nordtvedt Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 (206) 883-2500	Bernard J. Cassidy Zachary D. Hale Office of the General Counsel 400 Dexter Avenue North, Suite 1200 Seattle, Washington 98109 (206) 582-1600	Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-220537)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	$28,865,000	$3,346

(1)	Represents the additional number of shares of common stock being registered. Does not include the securities that the registrant previously registered on the registration statement on Form S-3 (File No. 333-220537).
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)	The registrant previously registered securities at an aggregate offering price not to exceed $258,750,000 on a Registration Statement on Form S-3 (File No. 333-220537), which was filed by the registrant on September 20, 2017 and automatically became effective under the Securities Act of 1933, as amended, pursuant to Rule 462(e) promulgated thereunder and the prospectus included in the Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $28,865,000 is hereby registered, which includes shares issuable upon the exercise of the underwriter’s option to purchase additional shares.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), Juno Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the registration statement on Form S-3, as amended (File No. 333-220537), originally filed by the Registrant on September 20, 2017 (the “Prior Registration Statement”), and which automatically became effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder and the prospectus included in the Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price of shares of common stock offered by the Registrant by $28,865,000, which includes shares issuable upon the exercise of the underwriter’s option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1+	Power of Attorney.

*	Filed herewith.
+	Incorporated by reference from the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 21, 2017.

JUNO THERAPEUTICS, INC.

By: /s/ Hans E. Bishop
Hans E. Bishop
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hans E. Bishop Hans E. Bishop	President, Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2017

/s/ Steven D. Harr Steven D. Harr	Chief Financial Officer and Head of Corporate Development (Principal Accounting and Financial Officer)	September 21, 2017

* Howard H. Pien	Chairman of the Board	September 21, 2017

* Hal V. Barron	Director	September 21, 2017

* Thomas O. Daniel	Director	September 21, 2017

* Anthony B. Evnin	Director	September 21, 2017

* Jay Flatley	Director	September 21, 2017

* Richard Klausner	Director	September 21, 2017

* Robert T. Nelsen	Director	September 21, 2017

* Rupert Vessey	Director	September 21, 2017

* Mary Agnes Wilderotter	Director	September 21, 2017

*By:	/s/ Hans E. Bishop
Hans E. Bishop Attorney-in-fact